Exhibit 10.3

receiNEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL OF THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase [1]______ shares of Common Stock of Brain Scientific, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No.: PPW-___	Issue Date:

BRAIN SCIENTIFIC, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, _________________________, with an address at ___________________________________________________, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time from the Issue Date until 5:00 p.m. E.D.T. on the [fourth] anniversary of the Issue Date (the “Expiration Date”), up to _______________2 fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a per share purchase price equal to the Exercise Price. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants. This warrant (this “Warrant”) is one of a series of substantially similar Warrants issued by the Company together with its 10% convertible promissory notes to the Holder and other purchasers of such securities in a private placement pursuant to the Securities Purchase Agreement between the Company and purchasers therein including the Holder (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. In the event that an aggregate Purchase Price equal to $5,000,000 shall not have been sold in accordance with the terms of the Purchase Agreement by October 1st, 2021, this Warrant shall be cancelled.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall mean Brain Scientific, Inc., a Nevada corporation.

(b) The term “Common Stock” includes (i) the Company’s Common Stock, $0.001 par value per share and (ii) any Other Securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

[1]	Insert number of shares determined in accordance with Section 1(c) of the Purchase Agreement

[2]	Insert number of shares determined in accordance with Section 1(c) of the Purchase Agreement

(c) The term “Exercise Price” shall mean3.

(d) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 hereof or otherwise.

(e) The term “Trading Day” shall mean any day that shares of Common Stock are traded on the Trading Market.

(f) The term “Trading Market” shall mean the principal securities exchange or trading market where the Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the New York Stock Exchange, or the NYSE American, or any successor to such markets.

(g) [The term “VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such Trading Day (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected by mutual agreement of the Company and the holders owning no less than 50.1% of the then Warrants outstanding.]4

(h) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 hereof or upon exercise of this Warrant in part in accordance with Section 1.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 3 hereof.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the Form of Exercise attached as Exhibit A hereto (the “Exercise Form”) duly executed by such Holder and delivered within two (2) business days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

[3]	If this warrant has been issued upon the listing of the Company’s Common Stock on NASDAQ (the “Uplist”), insert as the Exercise Price an actual price equal to the greater of (A) $0.20, and (B) eighty percent (80%) of closing price for the Common Stock on the Trading Day prior to the date of the Uplist. If this warrant has been issued otherwise than upon the occasion of an Uplist, then insert the following bracketed language as the Exercise Price [the lesser of (A) $0.40, and (B) and the greater of (x) $0.20 and (y) eighty percent (80%) of the average VWAP for the Common Stock over the five (5) consecutive Trading Days immediately preceding the exercise date of this Warrant.]

[4]	If this warrant is issued upon the occurrence of the Uplist, then delete this definition of VWAP since it will not be necessary. If this warrant issued otherwise then upon the occasion of an Uplist remove brackets around the definition of VWAP.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Exercise Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Exercise Form by (b) the Purchase Price then in effect. On any such partial exercise, upon the written request of the Holder, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Reserved

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the purchase price listed in the Exercise Form is received as specified in Section 2 hereof, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Exercise Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part and the payment is made, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Purchase Price of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise.

2. Payment of Purchase Price; Cashless Exercise.

(a) Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, in each case accompanied by delivery of a properly endorsed Exercise Form, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b) In lieu of exercising this Warrant for cash, the Holder, may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Exercise Form delivered to the Company by any means described in Section 13 hereof, in which event the Company shall issue to the holder the “Net Number” of shares of Common Stock computed using the following formula:

Net Number = A - (A x B)

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = Purchase Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, and similar events)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the underlying shares of Common Stock shall be deemed to have commenced, on the date this Warrant was originally issued.

3. Adjustment for Reorganization, Consolidation, Merger, etc..

3.1. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3 hereof, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5 hereof.

4. Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as are contained in the Purchase Agreement, if any.

5. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 5) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants or in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder. Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice. The timely giving of such notice to Holder is a material obligation of the Company.

7. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

8. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from the Holder to the Company to increase such percentage.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to Brain Scientific, Inc., 6700 Professional Parkway, Lakewood Ranch, Florida, Attn: Bonnie-Jeanne Gerety, with a copy by fax only to (which shall not constitute notice) Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Iselin, NJ 08830, Attn: Lawrence Metelitsa, Esq., facsimile: (732) 395-4401, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant.

13. Governing Law; Jurisdiction Etc. This Warrant and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

14. WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND/OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

[-Signature Page Follows-]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

BRAIN SCIENTIFIC, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO BY HOLDER

ON THE DATE FIRST WRITTEN ABOVE

Print Name of Holder

Signature of Holder

Exhibit A

FORM OF EXERCISE

(to be signed only on exercise of Warrant)

TO: BRAIN SCIENTIFIC, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $______. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock; and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________, whose address is ___________________________. _______________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of BRAIN SCIENTIFIC, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of BRAIN SCIENTIFIC, INC., with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: _________________________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)